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                                                                   Exhibit 10.12

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT is made and entered into as of this 13th day of February, 2001, by and between Allin Corporation, a Delaware corporation ("Employer"), and Timothy P. O'Shea ("Employee"), a resident of Pennsylvania.

                                   WITNESSETH:
                                   ----------

      WHEREAS, Employer and Employee entered into that certain Employment Agreement as of January 25, 1999 (the "Prior Employment Agreement") pursuant to which Employee was employed by the Employer; and

      WHEREAS, Employer desires to continue to employ Employee and Employee is willing to continue his employment but Employer and Employee desire to replace the Prior Employment Agreement with this Employment Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and intending to be legally bound hereby, the parties agree as follows:

      Section 1. Employment. Subject to the terms and conditions of this
      ---------  ----------
Agreement, Employer agrees to continue to employ Employee as President of Employer, and Employee accepts such employment. Employee will diligently and faithfully and in conformity with the directions of the Board of Directors of Employer perform the duties of his employment hereunder, and he will devote his best efforts and attention on a full-time basis to the performance of said duties.

      Section 2. Employment Period. The term of Employee's employment hereunder
      ---------  -----------------
shall begin on January 1, 2001 and shall continue through December 31, 2001 unless sooner terminated in accordance with the terms of this Section 2 ("Employment Period"). The Employment period shall terminate upon (i) Employee's death or, unless waived by Employer, his disability, either physical or mental (as determined by Employer's physician) which may reasonably be anticipated to render him unable, for a period of at least three (3) months, effectively to perform the obligations, duties and responsibilities of Employee's employment with Employer; or (ii) the termination of Employee's employment by the Board of Directors with cause (as hereinafter defined); or (iii) the passage of fourteen
(14) days from the date of delivery by either party to the other of his or its election to terminate this Agreement. As used herein, "cause" shall mean (i) dishonest, fraudulent or illegal conduct; (ii) misappropriation of Employer funds; (iii) conviction of a felony; (iv) excessive use of alcohol; (v) use of controlled substances or other addictive behavior; (vi) unethical business conduct; (vii) breach of any statutory or common law duty of loyalty to Employer; and (viii) action by Employee which is prejudicial or injurious to the business or goodwill of Employer or a material breach of this Agreement.

      Section 3. Employment Compensation and Other Benefits.
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            (a)   Salary. For services performed by Employee during the
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                  Employment Period, Employer will pay to Employee a salary of
                  One Hundred Seventy Thousand dollars ($170,000) per annum, payable in equal semi-monthly installments of $7,083.33, prorated for any partial period of employment.

            (b)   Benefits. During the term of his employment hereunder,
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                  Employee will be entitled to the following:

                  (i) payment by Employer of the premiums for medical insurance coverage for himself and his family consistent with programs from time to time in effect for the employees of Employer;

                  (ii) up to four weeks of paid vacation each year of employment; and

                  (iii) such other benefits as are available to other employees of Employer generally.
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            (c)   Business Expenses. Employer will reimburse Employee for
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                  reasonable out-of-pocket expenses incurred by him, in
                  accordance with Employer's policies as in effect from time to time, for entertainment, travel, lodging and similar items in connection with the business of Employer, provided that Employee properly accounts for and promptly submits appropriate supporting documentation with respect to all such expenses.

            (d)   Discretionary Bonus. The Board of Directors of Employer may,
                  -------------------
                  on an annual basis, in its sole and absolute discretion, award a bonus to Employee. Such bonus, if any, shall be determined based on Employee's performance and the performance of Employer for the respective twelve (12) month periods ending at fiscal year end 12/31/01. After consultation with the Board of Directors and the Employee, parameters and objectives will be set by the chief executive officer of Employer on an annual basis to be utilized as guidelines for payment of any discretionary bonus. The parameters and objectives for the twelve months ending 12/31/01 are set out in Exhibit 1 to this Agreement. The decision to award a bonus is within the sole discretion of the Board of Directors of Employer, and Employer has absolutely no obligation to award a bonus to Employee. Furthermore, the decision to award a bonus to Employee in a particular year shall in no way obligate Employer to award a bonus to Employee in any other year.

            (e)   Stock Options. Employee acknowledges receipt of options to
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                  purchase 60,000 shares of Employer's common stock at $3.25 per share, 15,000 shares at $4.50 per share, 10,000 shares at $1.91 per share and 40,000 shares at $1.25 per share. These options are governed by the Stock Plan(s) of Employer. The options vest ratably at 20% per year on the anniversary of issuance; however, all options granted to Employee prior to February 13, 2001 that have not previously expired or been terminated will become fully vested on the date on which (i) Employer sells all or substantially all of its assets, (ii) Employer merges with another entity in a transaction in which Employer is not the surviving corporation, or (iii) any person or group of affiliated persons other than the shareholders of Employer as of January 1, 2001 owns or controls 40% or more of Employer (collectively, events described in (i), (ii) or (iii) are referred to herein as a "Change in Control". At the sole discretion of Employer's Board of Directors, additional options may be issued to Employee; however, Employer's Board of Directors is under no obligation to grant to Employee additional options, and any such options granted will be governed by the terms of the option award agreement to be entered into between Employer and Employee at or about the time of any such future option grant.

            (f)   Annual Merit Review. Annually, on or before December 25th of
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                  each year, Employer will conduct an annual review of
                  Employee's performance under this Agreement and, if deemed appropriate, implement adjustments to this Section 3 for the following year.

            (g)   Liability as an Officer. Employee will be covered by any
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                  directors and officers insurance policy procured by Employer.
                  Employee shall also be entitled to the indemnification set forth in Employer's Bylaws with respect to actions taken by officers and directors of Employer.

            (h)   Severance Pay. If Employee's employment is terminated, during
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                  the Employment Period, by the Employer in conjunction with, or within one year after, the occurrence of a Change of Control, Employee shall receive (i) semi-monthly severance payments equal to the semi-monthly base salary payment which Employee was receiving immediately prior to the termination until the one year anniversary date of termination and (ii) the right to convert each of his vested options to purchase stock of the Employer granted prior to February 13, 2001 into the right to receive cash in an amount equal to the difference between the fair market value of the stock on the date that the right is exercised and the exercise price of the option from which the right was converted. These rights may be exercised at any time prior to the "Expiration Date" as defined in Employee's stock option agreement from which the right was converted, notwithstanding the expiration of the options based on an Employee's termination prior to the "Expiration Date". Employee's options granted prior to February 13, 2001 will automatically convert into
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                  such rights immediate prior to the day such options otherwise terminate based on the termination of Employee's employment with Employer.

      Section 4. Conditions of Employment. As conditions of his employment and
      ---------  ------------------------
in consideration of his employment, Employee covenants and agrees as follows:

            (a) that, during the Employment Period, he will devote his full time, services and attention and best efforts to the performance of his duties and to the promotion of the business and interests of Employer;

            (b) that, during the Employment Period he will not, without the prior written consent of the Board of Directors of Employer, directly or indirectly, as a stockholder (except as a stockholder owning beneficially or of record less than five percent (5%) of the outstanding shares of any class of stock of any issuer listed on a national securities exchange), or as an officer, director, manager, member, employee, partner, joint venturer, proprietor or otherwise, engage in, become interested in, consult with, lend to or borrow from, advise or negotiate for or on behalf of, any business which is of the type in which Employer or any affiliate or subsidiary of Employer engages during the Employment Period; provided that the prohibition contained in this subsection 4(b) shall not apply to any business which Employer was engaged during the Employment Period if, during the three year period thereafter, Employer permanently ceases to be engaged in such business;

            (c) that, during the Employment Period, and for a period one (1) year thereafter, he will not solicit any customer of Employer or any customer of any affiliate of subsidiary of Employer, directly or indirectly, for the purpose of enticing such customers to do business with anyone other than Employer;

            (d)   that, during the Employment Period, and for a period of one
                  (1) year thereafter, he will not solicit (or employ or cause to be employed other than by Employer) other employees of Employer or any affiliate or subsidiary of Employer, directly or indirectly, for the purpose of enticing them to leave their employment with Employer or any affiliate or subsidiary of Employer;

            (e) that, during the Employment Period and for a period of one (1) year thereafter, he will make full and complete disclosure of the existence of this Agreement and the content of this
                  Section 4 to all prospective employers with whom he may discuss possible employment.

            (f) that, he will refrain from directly or indirectly disclosing, making available or using or causing to be used in any manner whatsoever, any information of Employer of a proprietary or confidential nature (including without limitation, information regarding inventions, processes, formulas, systems, plans, programs, studies, techniques, "know-how," trade secrets, income or earnings, tax data, customer lists and contracts to which Employer is a party, but excluding any such information which may be in the public domain through proper means) and, upon termination of his employment, such information, to the extent that it has been reduced to writing (including any and all copies thereof), together with all copies of all forms, documents and materials of every kind, whether confidential or otherwise, shall forthwith be returned to the Employer and shall not be retained by Employee or furnished to any third party, either by sample, facsimile or by verbal communication;

            (g)   that, during the Employment Period, and for a period of one
                  (1) year thereafter, he will refrain from any disparagement, direct or indirect, through innuendo or otherwise, of Employer or any of its employees, agents, officers, directors, shareholders or affiliates;

            (h) that, during the Employment Period, he will not, without the prior written consent in each case of the Board of Directors of Employer: (i) participate actively in any other business interests or investments which would conflict with his responsibilities under this
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                  Agreement, or (ii) borrow money from, or lend to, customers
                  (except those commercial institutions whose business it is to lend money) or individuals or firms from which Employer or any affiliate or subsidiary of Employer buys services, materials, equipment or supplies, or with whom Employer or any affiliate or subsidiary does business;

            (i) that, during the Employment Period, he will not, without the prior written consent in each case of the Board of Directors of Employer (i) exchange goods, products or services of Employer in return for goods, products or services of any individual or firm or (ii) accept gifts or favors from any outside organization or agency which, individually or collectively, may cause undue influence in his selection of goods, products or services for Employer;

            (j) that, after the termination of his employment, he will not secure, or attempt to secure, from any employee or former employee of Employer or any affiliate or subsidiary of Employer, any information relating to Employer or any affiliate or subsidiary of Employer or their business operations; and

            (k) that he will promptly and voluntarily advise the Board of Directors of Employer of any activities which might result in a conflict of interest with his duties to Employer hereunder, and, further, will make such other and further disclosures as Employer may reasonably request from time to time.

      Employee represents and warrants to Employer that, notwithstanding the operation of the covenants contained in this Section 4, upon the termination of his employment hereunder, Employee will be able to obtain employment for the purpose of earning a livelihood.

      Section 5. Injunctive Relief. Because the services to be performed by
      ---------  -----------------
Employee hereunder are of a special, unique, unusual, confidential extraordinary and intellectual character which character renders such services unique and because Employee will acquire by reason of his employment and association with Employer an extensive knowledge of Employer's trade secrets, customers, procedures, and other confidential information, the parties hereto recognize and acknowledge that, in the event of a breach or threat of breach by Employee of any of the terms and provisions contained in Section 4 or Section 7 of this Agreement, monetary damages alone to Employer would not be an adequate remedy for a breach of any of such terms and provisions. Therefore, it is agreed that in the event of a beach or threat of a breach of any of the provisions of
Section 4 or Section 7 of this Agreement by Employee, Employer shall be entitled to an immediate injunction from any court of competent jurisdiction restraining Employee, as well as any third parties including successor employers of Employee whose joinder may be necessary to effect full and complete relief, from committing or continuing to commit a breach of such provisions without the showing or proving of actual damages. Any preliminary injunction or restraining order shall continue in full force and effect until any and all disputes between the parties to such injunction or order regarding this Agreement have been finally resolved. Employee hereby agrees to pay all costs of suit incurred by Employer, including but not limited to reasonable attorneys' fees, in obtaining any such injunction or order. Employee hereby waives any right he may have to require Employer to post a bond or other security with respect to obtaining or continuing any such injunction or temporary restraining order and, further, hereby releases Employer, its officers, directors, employees and agents from and waives any claim for damages against them which he might have with respect to Employer obtaining in good faith any injunctions or restraining order pursuant to this Agreement.

      Section 6. Absence of Restrictions. Employee will promptly submit to
      ---------  -----------------------
Employer written disclosures of all inventions, improvements, discoveries, technological innovations and new ideas, relating to Employer's business, whether or not patentable (hereinafter called "Inventions"), which are directly or indirectly made, conceived, created or prepared by Employee, alone or jointly with others, during the Employment Period. Worldwide right, title and interest in and to the intellectual property rights (including but not limited to copyrights created in, patents to, or any other form of legal protection as may be obtained or obtainable in the United States of America or any foreign country), relating to all such Inventions that shall be within the existing or contemplated scope of Employer's business at the time such inventions are made or conceived or which result from or are suggested by any work Employee or others may do for or on behalf of Employer, shall belong to Employer. Employee will assign all right, title and interest in and to such intellectual property rights to Employer, and upon request of Employer, will at any time during the Employment Period and after termination of Employee's employment for any reason, execute all proper papers for use in applying for, obtaining, maintaining and enforcing such copyrights, patents or other legal protection as Employer may desire and will execute and deliver all proper assignments thereof, when so requested, without remuneration but at the expense of Employer.

      Section 7. Patents and Inventions. Employee will promptly submit to
      ---------  ----------------------
Employer written disclosures of all inventions, improvements, discoveries and new ideas, relating to Employer" business, whether or not patentable (hereinafter called "Inventions"), which are made or conceived by Employee, alone or jointly with others, during the period during which Employee is employed by Employer. Title to all such Inventions that shall be within the existing or contemplated scope of Employer's business at the time such Inventions are made or conceived or which result from or are suggested by any work Employee or others may do for or on behalf of Employer, together with such patent, patents or other legal protection as may be obtained thereon in the United States of America and all foreign countries, shall belong to Employer. Employee will assign any rights or interest in such title to Employer, and upon the request of Employer, will at any time during the period during which Employee is employed by Employer and after termination of Employee's employment for any reason, execute all proper papers for use in applying for, obtaining, maintaining and enforcing such patents or other legal protection as Employer may desire and will execute and deliver all proper assignments thereof, when so requested, without remuneration but at the expense of Employer.

      Section 8. General.
      ---------  -------

            (a)   Interpretation. If the provisions of subsections 4(b), 4(c) or
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                  4(d) of this Agreement should be held to be invalid, illegal or unenforceable by a court of competent jurisdiction because of time limitation or geographical area therein provided, such provisions shall nevertheless be effective and enforceable for such period of time and/or such geographical area as may be held to be reasonable by such court. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable the remaining provisions of this Agreement, any such invalidity, illegality or unenforceability shall not, of itself, affect the validity, legality or enforceability of such provision in any other jurisdiction.

            (b)   Notices. In any case where any notice or other communications
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                  is to be given or made pursuant to any provision of this
                  Agreement, such notice or communication shall be deemed to be delivered when actually received on the date specified in the return receipt for a notice or communication mail by registered or certified mail, postage prepaid, addressed as follows:

            If to Employer:
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            Allin Corporation
            400 Greentree Commons
            381 Mansfield Avenue
            Pittsburgh, PA 15220
            Attn: Richard W. Talarico
            Chief Executive Officer

            with copies to:

            Bryan D. Rosenberger, Esq.
            Eckert Seamans Cherin & Mellott
            600 Grant Street, 42nd Floor
            Pittsburgh, PA 15219

            If to Employee:
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            Timothy P. O'Shea
            9054 Wood View Drive
            Pittsburgh, PA 15237
or such other address or addresses as any party may specify by notice to the other party given as herein provided.

            (c)   Headings. The headings in this Agreement are inserted for
                  --------
                  convenience and identification and in no way describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

            (d)   No Presumption on Interpretation. Nothing herein shall be
                  --------------------------------
                  construed more strongly against or more favorably toward either party by reason of either party having drafted this Agreement or any portion hereof.

            (e)   Binding Effect. This Agreement shall be binding upon, and
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                  inure to the benefit of, the parties hereto and their
                  respective heirs, beneficiaries, executors, administrators, personal representatives, successors and permissible assigns.

            (f)   Integration. This Agreement constitutes and contains the
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                  entire Agreement and understanding between the parties with respect to the subject matter hereof and supersedes any all prior agreements (including the Prior Employment Agreement), understandings and negotiations relating thereto. No promise, understanding, representation, inducement, condition or warranty not set forth herein has been made or relied upon by any party hereto.

            (g)   Waivers: Modification. This Agreement, or any provision
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                  hereof, may be amended, supplemented or modified only by a writing signed by both parties and may be waived only by a writing signed by the party to be bound thereby. A written waiver of any provision shall be valid only in the instance for which given and shall not be deemed to be a continuing waiver or construed as a waiver of any other provisions.

            (h)   Governing Law. This Agreement shall be construed in accordance
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                  with and governed in all respects by the laws of the
                  Commonwealth of Pennsylvania (without giving effect to the conflicts of laws provisions thereof).

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESS:                                   ALLIN CORPORATION


/s/ Rebecca A. Tomlin                      /s/ Richard W. Talarico
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                                           Name Printed: Richard W. Talarico
                                           Title: Chief Executive Officer

WITNESS:                                   EMPLOYEE


/s/ Rebecca A. Tomlin                      /s/ Timothy P. O'Shea
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